Exhibit 99.2

Natera, Inc. Q2 2019 Earnings Call August 7, 2019 Not for reproduction or further distribution. 1

Safe harbor statement This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding the market opportunity, products, commercial partners, user experience, clinical trials, financial performance, strategies, anticipated future performance and general business conditions of Natera, Inc. (“Natera”, the “Company”, “we” or “us”), are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving the financial guidance provided; we may be unable to further increase the use and adoption of Panorama, through our direct sales efforts or through our laboratory partners, or to develop and successfully commercialize new products, including our cancer and transplant rejection products; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; our quarterly results may fluctuate significantly; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates; we may be unable to compete successfully with either existing or future prenatal testing oncology diagnostic or transplant rejection products or other test methods; we may not be successful in commercializing our cloud-based distribution model; our products may not perform as expected; the results of our clinical studies may not support the use of our tests, particularly in the average-risk pregnancy population or for microdeletions screening, or may not be able to be replicated in later studies required for regulatory approvals or clearances; if our sole CLIA-certified laboratory facility becomes inoperable, we will be unable to perform our tests and our business will be harmed; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; if we are unable to successfully scale our operations, our business could suffer; our cord blood and tissue banking activities are subject to regulations that may impose significant costs and restrictions on us; the marketing, sale, and use of Panorama and our other products could result in substantial damages arising from product liability or professional liability claims that exceed our resources; we may be unable to expand third-party payer coverage and reimbursement for Panorama and our other tests, and we may be required to refund reimbursements already received; third-party payers may withdraw coverage or provide lower levels of reimbursement due to changing policies, billing complexities or other factors, such as the increased focus by third-party payers on requiring that prior authorization be obtained prior to conducting a test; if the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls; we could be subject to third party claims of intellectual property infringement, which could result in litigation or other proceedings and could limit our ability to commercialize our products or services; and any failure to obtain, maintain, and enforce our intellectual property rights could impair our ability to protect our proprietary technology and our brand. We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic filings with the SEC. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available at investor.natera.com or at http://www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Natera, Inc., 201 Industrial Road, Suite 410, San Carlos, California 94070. Our telephone number is (650) 249-9090. 2 Not for reproduction or further distribution.

Recent highlights 3 Not for reproduction or further distribution. • Total revenues of $74.4M in Q2 2019, up 18% vs. Q2 2018 on strong volume growth • Completed key technical and commercialization milestones in sequencing partnership • Completed successful pre-submission meeting and submitted dossier to Medicare for reimbursement of Signatera™ in colorectal cancer • Announced launch of Prospera™ ProActive trial, a 3,000 patient registry study in kidney transplant recipients • Received favorable draft LCD for Prospera from Noridian

1H 2019 volume growth extends Natera’s leadership 4 Not for reproduction or further distribution. Net unit growth in first half 2019 among largest in company history 394,655 1H 20161H 20171H 20181H 2019 327,162 247,066 216,647

Continued strong year on year growth in Q2 2019 ~20% ~20% 200000 200000 1. Adjusted to reflect ~700 Evercord units originally presented for Q1, 2019, but actually processed in Q2, 2019.  Not for reproduction or further distribution. 5 Total processed units by quarter NIPTHCSOthers First quarterSecond quarter 250000250000 199,487 1195,168 1 150000150000 100000100000 5000050000 00 2Q182Q191Q181Q19 164,355 162,807

Positive momentum in average selling prices $393 $384 1. ASP calculation excludes revenue recognition from Qiagen and BGI partnerships Not for reproduction or further distribution. 6 Total revenues/tests reported1 $411$407 33Q118844Q18811QQ11992Q21Q919 ASP opportunity •Improving results with prior authorization, Medicaid reimbursement •Average risk NIPT remains upside: Estimated ~$60M annual revenue and cash flow opportunity from existing volumes alone

Blended COGS targets driving strong returns $450 $20-30M+ in annual additional gross profit opportunity 1. Excludes impact to COGS of $5 due to one-time vendor charge of approximately $860k * Target COGS estimate based on currently funded and active R&D projects Not for reproduction or further distribution. 7 Blended COGS trajectory $400 $350 $300 $250 $200 $150 $100 $50 $0 Q2 2018Target* $388 $270 $236 1 $200 Q1 2015 Q2 2019

Oncology MRD market opportunity ctDNA / Liquid biopsy selection detection $15B Based on internal company estimates Not for reproduction or further distribution. 8 EarlyMonitoringTherapy $6B

Local or regionally advanced colorectal cancer – 4-5x larger than kidney transplant monitoring ~4x/yr ~7x/yr ~2-4x/yr ~4x/yr Monitoring frequency Monitoring frequency Based on internal company estimates Not for reproduction or further distribution. 9 Existing patients >1M Local orKidney regionallytransplant advanced CRC 180,000 New cases per year 100,000 advanced CRC 182, 0,0000 Local or regionally KidnKeidyney trantrsapnlasnptlant

Unmet need #1 in local or regionally advanced CRC: Effective monitoring for relapse

- 25-30% of patients relapse[1,2]
- Over 85% of relapses caught **too late** for curative surgery[1,2]
- Too many false positives with current tools;[3] Signatera test specificity 99.7%[4]



Time to relapse (months)5
8.7 months lead time with Signatera
5.5 months
14.2 months
Signatera
CT



PPV for positive test result5-8
97%
29-50%
Signatera
CEA + CT

1. Purandare NC, et al. *The Indian journal of radiology & imaging*. 2010;20(4):284-288. 2. Lapointe L. *Laboratory, Advance Healthcare Network*. 2016;25(9):14. 3. Augestad KM et al. BMC Health Serv Res.2014;14:137.
4. Natera – data on file. 5. Reinert T, et al. *JAMA Oncol*. 2019. doi:10.1001/jamaoncol.2019.0528. 6. Weinberg DS, et al. *Gastroenterology*. 2018;154:927-934. 7. Sorensen CG, et al. *Int J Surg*. 201;25:134-144.
8. Natera PPV calculated based on all positive ctDNA samples after definitive treatment. Positive samples were counted if true relapse was confirmed with a radiological scan within one year after a positive ctDNA result.

10
Not for reproduction or further distribution.

#2: Assessing risk/MRD status before adjuvant chemo

- Most patients are cured with surgery alone
- Adjuvant chemo is recommended for patients at high risk of relapse
  - High-risk patients often missed
  - Low-risk patients significantly overtreated
  - Serious treatment-related adverse events occur in 10-31% of patients[1]
- Using Signatera could reduce relapses, unnecessary treatment, and adverse events patients treated to benefit one
11
3
Signatera
Standard of care

1. Gray R, Barnwell J, McConkey C, et al. Adjuvant chemotherapy versus observation in patients with colorectal cancer: a randomised study. *Lancet*. Dec 15 2007;370(9604):2020-2029.

Not for reproduction or further distribution.

11

Signatera Medicare colorectal cancer – reimbursement expected in 2020  CLIA soft launch • Final LCD published 12 Not for reproduction or further distribution. •Draft LCD release •Establish pricing 2020 Successful pre-submission meeting Obtained Z-code Completed clinical validation Formal LCD submission •Launch registry study 2019

Signatera outperforms CT imaging for evaluation of patient response to Keytruda immunotherapy 70 patients across 10+ cancer types, treated with single-agent Keytruda (pembrolizumab) at Princess Margaret Cancer Centre (Phase II INSPIRE trial) 97% ctDNA detection at baseline (68/70) outperforms liquid biopsy panels (60-80%) Able to differentiate between pseudo-progression vs. real progression Early identification of complete responders who may safely consider de-escalation Earlier readout of treatment efficacy, possible future surrogate endpoint • • • • • Based on data published in Iafolla MAJ, et al. Bespoke circulating tumor DNA (ctDNA) analysis as a predictive biomarker in solid tumor patients (pts) treated with single agent pembrolizumab (P). Data presented at the American Society of Clinical Oncology; June 1, 2019. Abstract 2542. Not for reproduction or further distribution. 13 Target Lesion (% Change) Mean Tumor Molecules / mL Example: H&N cancer Pseudo-progression SignateraCT scan 0153045 Time from first dose (weeks)

Prospera™ ProActive trial – Largest prospective registry trial for kidney transplant • High risk of rejection patients for five years post-transplant • Ability to identify subclinical and clinical rejection 14 Not for reproduction or further distribution. Protocol Description Number of patients •> 3,000 in test arm Duration •Through 3 years post-transplant End points assessed •More effective use of biopsy •Outcomes including improved graft survival compared to standard of care

Second prospective trial launching for Prospera 15 Not for reproduction or further distribution. •Clinical study with Dr. Phil Halloran, One Lambda, and a network of leading transplant centers •A prospective, multi-center trial (approx. 15 sites) that will study Prospera, Molecular Microscope, and DSA •Will generate key insights into the benefits of monitoring patients with a full suite of molecular testing • Enrollment to begin this year

Prospera reimbursement pathway on track Obtained Z-code • Establish pricing 16 Not for reproduction or further distribution. Draft LCD release Launch registry study •Final LCD published Anticipated 2019 Completed analytical validation Completed clinical validation Successful pre-submission meeting Completed CLIA validation  Formal LCD submission 2018

Q2 2019 financial ($ in millions, except for per share data) overview 1. Gross margin is calculated as gross profit divided by GAAP total revenues. Gross profit is calculated as GAAP total revenues less GAAP cost of revenues. 2. Cash and investments also include restricted cash. Not for reproduction or further distribution. 17 P&LQ2’19Q2’18Change Horizon Revenue$24.3$21.4$2.9 Panorama Revenue$36.5$35.7$0.8 Total Revenue$74.4$63.1$11.3 Gross Margin%141%35%6% R&D$12.1$11.9$0.2 SG&A$47.0$37.4$9.6 Net Loss Per Diluted Share($0.48)($0.62)$0.14 Balance Sheet30-Jun-1931-Mar-19Change Cash & Investments2$238.0$128.5$109.5 UBS Line of Credit$50.1$50.2($0.1) OrbiMed Debt Facility$73.5$73.4$0.1

2019 annual guidance raised 18 Not for reproduction or further distribution. ($ in millions) Revenue $275 – $305 Gross margin % revenue 35% – 41% SG&A $180 – $190 R&D $60 – $65 Cash burn $80 – $100 natera®

Conceive. Deliver. Thrive.

Horizon™
Advanced carrier screening

Spectrum®
Preimplantation genetics

Panorama®
Next-generation NIPT

Vistara
Single-gene NIPT

Anora®
Miscarriage test (POC)

Evercord™
Newborn stem cell banking

Signatera™
Residual disease test (MRD)

Prospera™
Transplant assessment

Constellation
Technology licensing

©2019 Natera, Inc. All Rights Reserved. Not for reproduction or further distribution.